CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the incorporation by reference in the Registration Statement of Nittany Financial Corp. on Form S-8 File No. 333-89820 of our report dated March 16, 2005, except for Note 18 as to which the date is March 28, 2005, appearing in the Annual Report on Form 10-KSB of Nittany Financial Corp. for the year ended December 31, 2004.



/s/S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 30, 2005